SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2006
H&E EQUIPMENT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-51759	81-0553291
(State or other jurisdiction		(IRS Employer
of incorporation	(Commission File Number)	Identification No.)
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)
(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information provided in Item 2.03 and Item 8.01 below is hereby incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 4, 2006, H&E Equipment Services, Inc. (the “Company”) announced the completion of its previously announced cash tender offers and consent solicitations for their 11 1/8 % Senior Secured Notes due 2012 and 12 1/2% Senior Subordinated Notes due 2013 (collectively, the “Notes”). The Company also announced the closing of its previously announced private offering of $250 million aggregate principal amount of its 8 3/8% senior unsecured notes due 2016 (the “New Notes”).
Amendment of Credit Facility
     On August 4, 2006, the Company entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, Great Northern Equipment, Inc., GNE Investments, Inc., H&E Finance Corp., H&E Equipment Services (California), LLC, H&E California Holdings, Inc., General Electric Capital Corporation, as Agent, and the “Lenders” (as defined therein) amending and restating the Company’s Credit Agreement dated as of June 17, 2002 and pursuant to which, among other things, (i) the principal amount of availability of the credit facility was increased from $165.0 million to $250.0 million, (ii) the “Applicable Unused Line Fee Margin” (as defined in the Amended Credit Agreement) in respect of undrawn commitments was lowered to 0.25%, (iii) the advance rate on rental fleet assets from the lesser of 100% of net book value or 80% of orderly liquidation value was changed to the lesser of 100% of net book value or 85% of orderly liquidation value, (iv) the maturity date of the facility was extended from February 10, 2009 to August 4, 2011 and (v) H&E Equipment Services (California), LLC was added as a borrower. The Company paid $1.4 million to the “Lenders” in connection with this Amended Credit Agreement. A copy of the Amended Credit Agreement is filed as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference. The description set forth above is qualified in its entirety by the Amended Credit Agreement filed herewith as an exhibit.
Issuance of $250 Million of 8 3/8% Senior Notes due 2016
     The Company announced the closing of its previously announced private offering of $250 million aggregate principal amount of its New Notes. The New Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
     The New Notes will mature on July 15, 2016 and will accrue interest at the rate of 8 3/8% per year. Interest on the New Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2007. At any time prior to July 15, 2009, the Company may use the net cash proceeds of certain equity offerings of capital stock of the Company to redeem up to 35% of the principal amount of the New Notes at a redemption price equal to 108.375% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. On and after July 15, 2011, the Company may redeem some or all of the New Notes at redemption prices (expressed as percentages of principal amount) equal to 104.188% for the twelve-month period beginning on July 15, 2011, 102.792% for the twelve-month period beginning July 15, 2012, 101.396%, for the twelve-month period beginning on July 15, 2013 and 100.00% beginning on July 15, 2014, plus accrued and unpaid interest, if any, to the redemption date.
     If the Company experiences a change of control, the Issuers may be required to offer to purchase the New Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

     The New Notes are unsecured senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness, are senior to all of the Company’s existing and future subordinated indebtedness, and are effectively junior to all of the Company’s existing and future secured indebtedness, including indebtedness under the Company’s senior secured credit facility. The Company’s obligations under the New Notes are guaranteed on an unsecured senior basis by all of its existing and certain of its future subsidiaries.
     The New Notes have been issued under an indenture with The Bank of New York Trust Company, N.A., as trustee. The indenture governing the New Notes contains covenants that will limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: incur additional indebtedness, assume a guarantee or issue preferred stock; pay dividends or make other equity distributions or payments to or affecting the Company’s subsidiaries; purchase or redeem capital stock; make certain investments; create liens; sell or dispose of assets or engage in mergers or consolidations; engage in certain transactions with subsidiaries and affiliates; enter into sale leaseback transactions; and engage in certain business activities.
     If an event of default, as specified in the indenture governing the New Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the New Notes may accelerate the maturity of all the New Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.
     Under a registration rights agreement with the initial purchasers of the New Notes, the Company and the guarantors have agreed to use all commercially reasonable efforts to file and to cause to become effective a registration statement with respect to an offer to exchange the New Notes for new notes of the Company having terms identical in all material respects to the New Notes (except that the exchange notes will not contain terms with respect to transfer restrictions). If the Company and the guarantors are not able to effect this exchange offer, they have agreed to use all commercially reasonable efforts to file, and cause to become effective, a shelf registration statement relating to resales of the New Notes and the New Note guarantees. The Company will be obligated to pay additional interest on the New Notes if it does not file the exchange offer registration statement within 120 days of the issue date, have such registration statement declared effective within 210 days of the issue date, or consummate the exchange offer within 250 days after the issue date or, after either the registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or useable (subject to certain exceptions) in connection with resales of notes or exchange notes in accordance with and during the periods specified in the registration rights agreements. If the Company is obligated to use all commercially reasonable efforts to file a shelf registration statement, the Company is obligated to pay additional interest on the New Notes if it fails to file the shelf registration statement on or prior to the 90th day after such filing obligation arises or if such shelf registration statement is not declared effective on or prior to the 210th day after the obligation to file the shelf registration statement arises.
     A copy of the indenture and registration rights agreement governing the New Notes are filed as Exhibit 4.1 and 4.2, respectively, hereto, the terms of which are incorporated herein by reference. The descriptions set forth above are qualified in their entirety by the indenture and registration rights agreement governing the New Notes filed herewith as exhibits.
     On August 4, 2006, the Company filed a press release announcing the completion of the transactions described above. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.
Item 8.01 Other Events.
The Tender Offers and Consent Solicitations for the Senior Secured Notes and Senior Subordinated Notes
     In connection with the transactions described above, the Company and its wholly-owned subsidiary H&E Finance Corp. consummated the Company’s tender offers for any and all of its Notes.

     The Company has used the net proceeds of the offering of the New Notes, together with cash on hand and borrowings under its existing senior secured credit facility, to purchase the $195.5 million in aggregate principal amount of the Senior Secured Notes (representing approximately 97.8% of the previously outstanding Senior Secured Notes), and the $53 million in aggregate principal amount of the Senior Subordinated Notes (representing 100% of the previously outstanding Senior Subordinated Notes) that were validly tendered pursuant to the tender offers and consent solicitations prior to Midnight, New York City time, on August 3, 2006, the expiration date of the tender offers and consent solicitations. The total principal amount, accrued and unpaid interest, consent fee amounts and premiums paid for the Senior Secured Notes was approximately $217,568,501. The total principal amount, accrued and unpaid interest, consent fee amounts and premiums paid for the Senior Subordinated Notes was approximately $60,056,626.
     The amendments to the indentures pursuant to which the Notes were issued which were proposed in connection with the tender offers and consent solicitations are now operative. The amendments to the indentures eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions previously contained in the indentures.
     The descriptions set forth above are qualified in their entirety by the Supplemental Indentures governing the Notes filed as Exhibits 4.1 and 4.2 to our Current Report on Form 8-K filed June 7, 2006.
     On August 4, 2006, the Company filed a press release announcing the completion of the transactions described above and the consummation of the tender offers. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
4.1	Indenture, dated as of August 4, 2006, by and among H&E Equipment Services, Inc., the Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, relating to the 8 3/8% senior notes due 2016.

4.2	Registration Rights Agreement, dated as of August 4, 2006, by and among H&E Equipment Services, Inc., the Guarantors named therein, Credit Suisse Securities (USA) LLC and UBS Securities LLC.

10.1	Amended and Restated Credit Agreement, dated as of August 4, 2006, by and among H&E Equipment Services, Inc., Great Northern Equipment, Inc., H&E Equipment Services (California), LLC, H&E Finance Corp., H&E California Holdings, Inc., General Electric Capital Corporation, as agent, and the other Lenders thereto.

99.1	Press Release dated August 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.
Date: August 8, 2006	/s/ LESLIE S. MAGEE
By: Leslie S. Magee
	Title:	Chief Financial Officer

Index to Exhibits
4.1	Indenture, dated as of August 4, 2006, by and among H&E Equipment Services, Inc., the Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, relating to the 8 3/8% senior notes due 2016.

4.2	Registration Rights Agreement, dated as of August 4, 2006, by and among H&E Equipment Services, Inc., the Guarantors named therein, Credit Suisse Securities (USA) LLC and UBS Securities LLC.

10.1	Amended and Restated Credit Agreement, dated as of August 4, 2006, by and among H&E Equipment Services, Inc., Great Northern Equipment, Inc., H&E Equipment Services (California), LLC, H&E Finance Corp., H&E California Holdings, Inc., General Electric Capital Corporation, as agent, and the other Lenders thereto.

99.1	Press Release dated August 4, 2006.